Exhibit 99.1

Republic Bancorp, Inc. Reports 13% Year-Over-Year Increase in First Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 20, 2017--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report first quarter net income of $20.0 million, a 13% increase over the first quarter of 2016, resulting in Diluted Earnings per Class A Common Share of $0.96. Return on average assets (“ROA”) and return on average equity (“ROE”) were 1.65% and 13.12%, respectively, for the first quarter of 2017.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “I am very excited to see the solid growth in our overall net income for the quarter, as we have made, and continue to make, significant investments in people and technology in order to advance our long-term strategic initiatives. As is typically the case during the first quarter of each year, the Tax Refund Solutions (“TRS”) division of our Republic Processing Group (“RPG”) made a proportionately significant contribution to net income for the quarter, as we completed the bulk of our tax season for 2017. In addition, the Republic Credit Solutions (“RCS”) division of RPG had another strong quarter, as well, contributing $1.3 million to RPG’s net income for the quarter.

“In addition to the solid net income at RPG, first quarter 2017 net income within our Warehouse Lending (“Warehouse”) segment grew 74% over the first quarter of 2016, driven by a significant year-over-year increase in average outstanding Warehouse loan balances combined with a higher net interest margin. The strong first quarter for the Warehouse segment helped to drive a 5% increase in the overall net income in our Core Banking operations, which also includes the results of our Traditional Banking and Mortgage Banking business segments. While overall net income within our Traditional Banking segment was slightly lower for the first quarter due primarily to the significant investment in staffing and infrastructure that we’ve made over the previous 12 months, we did achieve solid growth in net interest income, continued low loan losses and a solid increase in average loans and deposits for the quarter, as compared to the first quarter of 2016.”

The following table highlights Republic’s financial performance for the first quarter of 2017 compared to the same period in 2016:

(dollars in thousands, except per-share data)
	Financial Performance Highlights
	Three Months Ended		$	%
	Mar. 31, 2017	Mar. 31, 2016	Change	Change

Income Before Income Taxes	$30,071	$26,628	$3,443	13%
Net Income*	20,017	17,735	2,282	13%
Diluted Earnings per Class A Share	0.96	0.85	0.11	13%
Return on Average Assets	1.65%	1.60%	NA	3%
Return on Average Equity	13.12%	12.07%	NA	9%

NA – Not applicable
*See Segment Data at the End of this Earnings Release

Results of Operations for the First Quarter of 2017 Compared to the First Quarter of 2016

Core Bank(1) – Net income from Core Banking was $8.5 million for the first quarter of 2017, an increase of $439,000 over the first quarter of 2016. As previously discussed, Core Banking noninterest expenses were impacted by several strategic initiatives during the first quarter of 2017. The long-term goal of these initiatives is to geographically expand and grow the Company’s loan and deposit client base, enhance client service through expanded hours and delivery channels, diversify the Company’s product mix, and to create greater operating efficiencies. Significant costs for some of the Company’s more notable strategic investments made over the previous 12 months include the following:

  Expansion of the Company’s footprint into St. Petersburg, Florida through its May 2016 acquisition of Cornerstone Bancorp, Inc.
  The October 2016 launch of MemoryBank®, a separately-branded, nationwide digital banking platform, which has raised $28 million in deposits during the first three months of 2017.
  The October 2016 introduction of Dealer Floor Plan Lending, which had $8 million of loans outstanding at March 31, 2017.
  The opening of the Company’s new Vine Street location in downtown Lexington, Kentucky.
  The opening of a new loan production office in Brentwood (Nashville), Tennessee.
  Expanded contact center hours from 7 a.m. to midnight, seven days a week.
  The pilot introduction of six interactive teller machines (“ITMs”) into four of the Company’s banking centers, with an expected expansion into additional banking centers upon the completion of a successful pilot phase.

In addition to the launched initiatives above, the Company also has plans for the following during the remainder of 2017:

  Implementation of a new client relationship management system.
  Additional investment in mortgage-related personnel, processes and systems in order to expand market share.

Net interest income at the Core Bank increased to $36.6 million during the first quarter of 2017, a $5.3 million, or 17%, increase over the first quarter of 2016. The increase in net interest income was primarily driven by a $386 million, or 12%, year-over-year increase in the Core Bank’s quarterly average loans from the first quarter of 2016 to the first quarter of 2017. The strong growth in average loans outstanding was further supplemented by an increase of 21 basis points in the Core Bank’s net interest margin over the first quarter of 2016.

The overall change in the Core Bank’s net interest income, as well as average and period-end loan balances by origination channel, is presented below:

	Net Interest	Net Interest
	Income	Income
(dollars in thousands)	1st Qtr.	1st Qtr.	$	%
Origination Channel	2017	2016	Change	Change

Traditional Network	$32,069	$27,163	$4,906	18%
MemoryBank	(2)	-	(2)	NM
Warehouse Lending	3,900	2,655	1,245	47%
Correspondent Lending	281	426	(145)	-34%
2012-FDIC Acquired Loans	380	1,051	(671)	-64%
Total Core Bank	$36,628	$31,295	$5,333	17%

NM – Not meaningful

	Average	Average			Period-End	Period-End
	Loans	Loans			Loans	Loans
(dollars in thousands)	1st Qtr.	1st Qtr.	$	%	1st Qtr.	1st Qtr.	$	%
Origination Channel	2017	2016	Change	Change	2017	2016	Change	Change

Traditional Network	$3,033,392	$2,678,984	$354,408	13%	$3,017,051	$2,677,360	$339,691	13%
Warehouse Lending	436,459	292,574	143,885	49%	495,165	393,986	101,179	26%
Correspondent Lending	145,068	247,862	(102,794)	-41%	141,375	242,902	(101,527)	-42%
2012-FDIC Acquired Loans	14,371	23,699	(9,328)	-39%	14,078	22,383	(8,305)	-37%
Total Core Bank	$3,629,290	$3,243,119	$386,171	12%	$3,667,669	$3,336,631	$331,038	10%

The following factors were the primary drivers of the changes in the Core Bank’s average loan balances and net interest income by origination channel for the first quarter of 2017, as compared to the first quarter of 2016:

  With the assistance of the $190 million in loans acquired in its May 2016 acquisition of Cornerstone Bancorp, Inc., the Core Bank’s Traditional Network experienced solid average loan growth over the previous 12 months of $354 million. The overall mix of this growth was well diversified, with average balance increases of $181 million in Commercial Real Estate; $70 million in Construction & Development; $51 million in Home Equity Lines of Credit (“HELOCs”); $42 million in Commercial and Industrial; and $41 million in Indirect Auto.
  Within the Warehouse segment, net interest income grew 47% from the first quarter of 2016. Driving the growth in net interest income was a $144 million increase in average outstanding Warehouse balances for the first quarter of 2017. The Core Bank increased its committed Warehouse lines of credit from $615 million at March 31, 2016 to $983 million at March 31, 2017, with usage rates of those lines at 47% and 44%, respectively, during the periods. In addition to the strong balance sheet growth for the portfolio, the yield for Warehouse lines of credit was 4.20% during the first quarter of 2017, an increase of 19 basis points from the same period in 2016.
  As expected, net interest income from the Company’s 2012 FDIC-assisted acquisitions declined $671,000 from the first quarter of 2016 to $380,000 for the first quarter of 2017, as the overall average balance within this portfolio decreased over $9 million when comparing to the same period in 2016. As a result, accretion income from the 2012 FDIC-assisted transactions contributed seven basis points to the Core Bank’s net interest margin during the first quarter of 2016 compared to only one basis point for the first quarter of 2017.

The Core Bank’s credit quality metrics remained favorable, as indicated by the table below:

	As of and for the periods ending:

Core Banking Credit Quality Ratios	Mar. 31, 2017	Dec. 31, 2016	Dec. 31, 2015	Dec. 31, 2014

Nonperforming loans / Total loans	0.46%	0.42%	0.66%	0.78%

Nonperforming assets / Total loans (including OREO)	0.50%	0.46%	0.70%	1.15%

Delinquent loans / Total loans	0.16%	0.18%	0.35%	0.52%

Net loan charge-offs / Average loans	0.02%	0.05%	0.05%	0.08%
(Annualized as of 3/31/17)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $7.7 million during the first quarter of 2017 compared to $7.5 million for the first quarter of 2016. Impacting the Core Bank’s noninterest income comparisons between the first quarters of 2017 and 2016 were the following:

  Service charges on deposits increased $146,000, or 5%, driven by an 11% growth in the Core Bank’s transaction account base from period to period.
  Interchange income increased $163,000, or 8%, as both the number of active debit cards and the activity on those cards experienced year-over-year increases.
  Mortgage banking income decreased $101,000 from the first quarter of 2016, as secondary market originations decreased consistent with a decrease in consumer refinance activity.

Core Bank noninterest expenses increased $5.3 million, or 20%, during the first quarter of 2017 compared to the first quarter of 2016. The increase was primarily driven by the following:

  Salaries and employee benefits expense increased $3.5 million, or 24%, as the Core Bank’s full-time-equivalent employees increased by 145 over the previous 12 months to support the previously mentioned Core Bank’s strategic initiatives.
  Occupancy expense increased $562,000, or 11%, primarily driven by an 11% increase in rent expense and a 23% increase in depreciation expense resulting from new locations, existing banking center renovations and the cost of technology to support the Core Bank’s strategic initiatives.
  Marketing expenses increased $422,000, with $304,000 of the increase related to promotion of the Core Bank’s MemoryBank digital banking platform.

RPG

The RPG segment reported net income of $11.5 million for the first quarter of 2017 compared to $9.7 million for the same period in 2016. The higher first quarter 2017 net income was primarily driven by growth within the RCS division of RPG and growth of the Easy Advance (“EA”) loan product at TRS.

Within the RCS division, net income increased to $1.3 million for the first quarter of 2017 compared to $63,000 for the same period in 2016. RCS’s net income benefitted from continued growth of its short-term consumer loan products. Sales of such loans reached $126 million during the first quarter of 2017, a 187% increase over the same period in 2016, while loans retained on balance sheet increased from $9 million at March 31, 2016 to $32 million at March 31, 2017. In addition, RCS benefitted during the first quarter of 2017 from the final revenue payment of $427,000 from a program sponsor related to a first-year volume guarantee for its short-term credit product.

Within the TRS division, net income increased $611,000, or 6%, to $10.5 million for the first quarter of 2017 compared to $9.9 million for the same period in 2016. TRS net EA revenues (EA fees, less estimated loan loss provisions for EAs) increased $4.0 million for the first quarter of 2017 compared to the same period in 2016 driven by a $205 million increase in EAs originated from period to period. As of March 31, 2017, the Company had reserved through its loan loss provision approximately 2.62% of total originations for estimated losses on the EA product based on expectations derived from prior period experience together with the current period’s underwriting model.

The growth in net revenue at TRS associated with the EA helped to offset a 10% reduction in revenue from the Refund Transfer (“RT”) products, as RT volume decreased 9% from the first quarter of 2016 to the first quarter of 2017. The decrease in RT volume was directionally consistent with a reported decline in e-filings at the Internal Revenue Service.

Conclusion

“I’m excited about the good growth in the top-line revenue at our Core Bank and our net interest margin continues to trend in a positive direction, as well. We remain on track making meaningful in-roads with many of our strategic initiatives, which we believe will pay dividends for our clients, our associates, and our shareholders over the long term. With that in mind, we will continue to be vigilant for opportunities that are in the best interest of our shareholders, as we pursue market-best talent, technology, new products and services, and prudent acquisitions that will advance our long-term goals,” concluded Steve Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 45 full-service banking centers and one loan production office throughout five states: 33 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; six banking centers in five Florida communities – Largo, Port Richey, St. Petersburg, Seminole, Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville) and one loan production office in Brentwood (Nashville); and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately-branded, nation-wide digital banking at www.mymemorybank.com. The Company has $4.7 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016
Assets:
Cash and cash equivalents	$206,187	$289,309	$198,172
Investment securities	578,130	534,139	556,605
Loans held for sale	10,292	15,170	8,129
Loans	3,710,376	3,810,778	3,351,969
Allowance for loan and lease losses	(42,362)	(32,920)	(31,475)
Loans, net	3,668,014	3,777,858	3,320,494
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208
Premises and equipment, net	43,962	42,869	30,277
Goodwill	16,300	16,300	10,168
Other real estate owned ("OREO")	1,362	1,391	1,280
Bank owned life insurance ("BOLI")	62,185	61,794	53,156
Other assets and accrued interest receivable	50,152	49,271	40,276
Total assets	$4,664,792	$4,816,309	$4,246,765

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,070,237	$971,937	$800,946
Interest-bearing	2,278,547	2,188,755	1,935,700
Total deposits	3,348,784	3,160,692	2,736,646

Securities sold under agreements to repurchase and other short-term borrowings	144,375	173,473	319,893
Federal Home Loan Bank advances	467,500	802,500	517,500
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	42,229	33,998	39,929
Total liabilities	4,044,128	4,211,903	3,655,208

Stockholders' equity	620,664	604,406	591,557
Total liabilities and Stockholders' equity	$4,664,792	$4,816,309	$4,246,765

Average Balance Sheet Data
	Three Months Ended Mar. 31,
	2017	2016
Assets:
Investment securities, including FHLB stock	$586,621	$581,869
Federal funds sold and other interest-earning deposits	184,007	298,250
Loans and fees, including loans held for sale	3,749,738	3,292,689
Total interest-earning assets	4,520,366	4,172,808
Total assets	4,847,700	4,436,843

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,132,591	$916,691
Interest-bearing deposits	2,212,219	1,903,721
Securities sold under agreements to repurchase and other short-term borrowings	218,412	407,698
Federal Home Loan Bank advances	598,167	552,082
Subordinated note	41,240	41,240
Total interest-bearing liabilities	3,070,038	2,904,741
Stockholders' equity	610,429	587,593

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Mar. 31,
	2017	2016

Total interest income(2)	$60,883	$44,015
Total interest expense	4,445	4,581

Net interest income	56,438	39,434

Provision for loan and lease losses	12,351	5,186

Noninterest income:
Service charges on deposit accounts	3,247	3,140
Net refund transfer fees	15,382	17,078
Mortgage banking income	1,160	1,261
Interchange fee income	2,326	2,123
Program fees	1,091	319
Increase in cash surrender value of BOLI	391	339
Net gains on OREO	142	248
Other	1,184	413
Total noninterest income	24,923	24,921

Noninterest expenses:
Salaries and employee benefits	21,211	17,083
Occupancy and equipment, net	5,967	5,419
Communication and transportation	1,272	1,073
Marketing and development	1,004	507
FDIC insurance expense	450	658
Bank franchise tax expense	2,435	2,451
Data processing	1,652	1,333
Interchange related expense	1,058	904
Supplies	527	449
OREO expense	97	80
Legal and professional fees	752	823
Other	2,514	1,761
Total noninterest expenses	38,939	32,541

Income before income tax expense	30,071	26,628
Income tax expense	10,054	8,893

Net income	$20,017	$17,735

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the
	Three Months Ended Mar. 31,
	2017	2016
Per Share Data:

Basic weighted average shares outstanding	20,915	20,904
Diluted weighted average shares outstanding	20,996	21,009

End of period shares outstanding:
Class A Common Stock	18,615	18,659
Class B Common Stock	2,243	2,245

Book value per share(3)	$29.76	$28.30
Tangible book value per share(3)	28.68	27.58

Earnings per share:
Basic earnings per Class A Common Stock	$0.97	$0.86
Basic earnings per Class B Common Stock	0.88	0.78
Diluted earnings per Class A Common Stock	0.96	0.85
Diluted earnings per Class B Common Stock	0.88	0.77

Cash dividends declared per share:
Class A Common Stock	$0.209	$0.198
Class B Common Stock	0.190	0.180

Performance Ratios:

Return on average assets	1.65%	1.60%
Return on average equity	13.12	12.07
Efficiency ratio(4)	48	51
Yield on average interest-earning assets(2)	5.39	4.22
Cost of average interest-bearing liabilities	0.58	0.63
Cost of average deposits(5)	0.22	0.20
Net interest spread(2)	4.81	3.59
Net interest margin - Total Company(2)	4.99	3.78
Net interest margin - Core Bank(1)	3.33	3.12

Other Information:

End of period FTEs(6) - Total Company	973	817
End of period FTEs(6) - Core Bank(1)	901	756
Number of full-service banking centers	45	40

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the
	Three Months Ended Mar. 31,
	2017	2016
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$16,793	$19,907
Loans past due 90-days-or-more and still on accrual	203	-
Total nonperforming loans	16,996	19,907
OREO	1,362	1,280
Total nonperforming assets - Total Company	$18,358	$21,187

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$16,793	$19,907
Loans past due 90-days-or-more and still on accrual	81	-
Total nonperforming loans	16,874	19,907
OREO	1,362	1,280
Total nonperforming assets - Core Bank(1)	$18,236	$21,187

Delinquent loans:
Delinquent loans - Core Bank(1)	$5,952	$8,408
Delinquent loans - RPG(8)	10,211	4,129
Total delinquent loans - Total Company	$16,163	$12,537

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.46%	0.59%
Nonperforming assets to total loans (including OREO)	0.49	0.63
Nonperforming assets to total assets	0.39	0.50
Allowance for loan and lease losses to total loans	1.14	0.94
Allowance for loan and lease losses to nonperforming loans	249	158
Delinquent loans to total loans(7)(8)	0.44	0.37
Net charge-offs to average loans (annualized)	0.31	0.15

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.46%	0.60%
Nonperforming assets to total loans (including OREO)	0.50	0.63
Nonperforming assets to total assets	0.40	0.51
Allowance for loan and lease losses to total loans	0.76	0.78
Allowance for loan and lease losses to nonperforming loans	166	131
Delinquent loans to total loans(7)	0.16	0.25
Net charge-offs to average loans (annualized)	0.02	0.04

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Assets:
Cash and cash equivalents	$206,187	$289,309	$302,167	$142,979	$198,172
Investment securities	578,130	534,139	524,444	551,027	556,605
Loans held for sale	10,292	15,170	11,226	94,658	8,129
Loans	3,710,376	3,810,778	3,823,031	3,691,323	3,351,969
Allowance for loan and lease losses	(42,362)	(32,920)	(30,436)	(29,308)	(31,475)
Loans, net	3,668,014	3,777,858	3,792,595	3,662,015	3,320,494
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208	28,208	28,208
Premises and equipment, net	43,962	42,869	43,385	42,956	30,277
Goodwill	16,300	16,300	16,300	16,313	10,168
Other real estate owned	1,362	1,391	2,435	1,503	1,280
Bank owned life insurance	62,185	61,794	61,392	60,986	53,156
Other assets and accrued interest receivable	50,152	49,271	45,125	46,277	40,276
Total assets	$4,664,792	$4,816,309	$4,827,277	$4,646,922	$4,246,765

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,070,237	$971,937	$947,602	$867,095	$800,946
Interest-bearing	2,278,547	2,188,755	2,188,291	1,988,952	1,935,700
Total deposits	3,348,784	3,160,692	3,135,893	2,856,047	2,736,646

Securities sold under agreements to repurchase and other short-term borrowings	144,375	173,473	152,458	126,124	319,893
Federal Home Loan Bank advances	467,500	802,500	862,500	987,500	517,500
Subordinated note	41,240	41,240	41,240	45,364	41,240
Other liabilities and accrued interest payable	42,229	33,998	34,626	36,864	39,929
Total liabilities	4,044,128	4,211,903	4,226,717	4,051,899	3,655,208

Stockholders' equity	620,664	604,406	600,560	595,023	591,557
Total liabilities and Stockholders' equity	$4,664,792	$4,816,309	$4,827,277	$4,646,922	$4,246,765

Average Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Assets:
Investment securities, including FHLB stock	$586,621	$571,158	$554,508	$579,027	$581,869
Federal funds sold and other interest-earning deposits	184,007	57,950	58,910	95,204	298,250
Loans and fees, including loans held for sale	3,749,738	3,792,902	3,702,093	3,479,397	3,292,689
Total interest-earning assets	4,520,366	4,422,010	4,315,511	4,153,628	4,172,808
Total assets	4,847,700	4,622,760	4,531,958	4,351,843	4,436,843

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,132,591	$950,020	$900,432	$805,718	$916,691
Interest-bearing deposits	2,212,219	2,197,411	2,155,289	1,980,310	1,903,721
Securities sold under agreements to repurchase and other short-term borrowings	218,412	231,817	215,343	267,574	407,698
Federal Home Loan Bank advances	598,167	570,135	584,946	627,335	552,082
Subordinated note	41,240	41,240	44,288	43,234	41,240
Total interest-bearing liabilities	3,070,038	3,040,603	2,999,866	2,918,453	2,904,741
Stockholders' equity	610,429	604,095	601,043	596,795	587,593

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016

Total interest income(2)	$60,883	$45,903	$43,934	$40,140	$44,015
Total interest expense	4,445	4,258	4,536	4,563	4,581
Net interest income	56,438	41,645	39,398	35,577	39,434

Provision for loan and lease losses	12,351	5,004	2,489	1,814	5,186

Noninterest income:
Service charges on deposit accounts	3,247	3,338	3,416	3,282	3,140
Net refund transfer fees	15,382	121	132	1,909	17,078
Mortgage banking income	1,160	980	3,081	1,560	1,261
Interchange fee income	2,326	2,254	2,415	2,217	2,123
Program fees	1,091	1,102	979	664	319
Increase in cash surrender value of BOLI	391	402	406	369	339
Net gains (losses) on OREO	142	53	(137)	80	248
Other	1,184	2,235	1,009	721	413
Total noninterest income	24,923	10,485	11,301	10,802	24,921

Noninterest expenses:
Salaries and employee benefits	21,211	16,917	18,068	17,814	17,083
Occupancy and equipment, net	5,967	5,618	5,631	5,109	5,419
Communication and transportation	1,272	1,282	1,029	872	1,073
Marketing and development	1,004	1,005	1,076	1,190	507
FDIC insurance expense	450	297	345	480	658
Bank franchise tax expense	2,435	813	846	647	2,451
Data processing	1,652	1,586	1,659	1,543	1,333
Interchange related expense	1,058	1,071	1,118	1,047	904
Supplies	527	437	280	240	449
OREO expense	97	148	159	116	80
Legal and professional fees	752	591	539	604	823
FHLB advance prepayment penalty	-	-	846	-	-
Other	2,514	2,401	1,938	2,204	1,761
Total noninterest expenses	38,939	32,166	33,534	31,866	32,541

Income before income tax expense	30,071	14,960	14,676	12,699	26,628
Income tax expense	10,054	4,960	4,848	4,359	8,893

Net income	$20,017	$10,000	$9,828	$8,340	$17,735

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Per Share Data:

Basic weighted average shares outstanding	20,915	20,926	20,925	20,947	20,904
Diluted weighted average shares outstanding	20,996	20,941	20,938	20,958	21,009

End of period shares outstanding:
Class A Common Stock	18,615	18,615	18,617	18,617	18,659
Class B Common Stock	2,243	2,245	2,245	2,245	2,245

Book value per share(3)	$29.76	$28.97	$28.79	$28.52	$28.30
Tangible book value per share(3)	28.68	27.89	27.70	27.44	27.58

Earnings per share:
Basic earnings per Class A Common Stock	$0.97	$0.48	$0.47	$0.40	$0.86
Basic earnings per Class B Common Stock	0.88	0.44	0.43	0.37	0.78
Diluted earnings per Class A Common Stock	0.96	0.48	0.47	0.40	0.85
Diluted earnings per Class B Common Stock	0.88	0.44	0.43	0.37	0.77

Cash dividends declared per share:
Class A Common Stock	$0.209	$0.209	$0.209	$0.209	$0.198
Class B Common Stock	0.190	0.190	0.190	0.190	0.180

Performance Ratios:

Return on average assets	1.65%	0.87%	0.87%	0.77%	1.60%
Return on average equity	13.12	6.62	6.54	5.59	12.07
Efficiency ratio(4)	48	62	66	69	51
Yield on average interest-earning assets(2)	5.39	4.15	4.07	3.87	4.22
Cost of average interest-bearing liabilities	0.58	0.56	0.60	0.63	0.63
Cost of average deposits(5)	0.22	0.22	0.21	0.19	0.20
Net interest spread(2)	4.81	3.59	3.47	3.24	3.59
Net interest margin - Total Company(2)	4.99	3.77	3.65	3.43	3.78
Net interest margin - Core Bank(1)	3.33	3.42	3.38	3.28	3.12

Other Information:

End of period FTEs(6) - Total Company	973	938	899	883	817
End of period FTEs(6) - Core Bank(1)	901	869	830	818	756
Number of full-service banking centers	45	44	44	44	40

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$16,793	$15,892	$17,769	$18,778	$19,907
Loans past due 90-days-or-more and still on accrual	203	167	223	1,212	-
Total nonperforming loans	16,996	16,059	17,992	19,990	19,907
OREO	1,362	1,391	2,435	1,503	1,280
Total nonperforming assets - Total Company	$18,358	$17,450	$20,427	$21,493	$21,187

Nonperforming Assets - Core Bank(1):
Loans on nonaccrual status	$16,793	$15,892	$17,769	$18,778	$19,907
Loans past due 90-days-or-more and still on accrual	81	85	141	1,198	-
Total nonperforming loans	16,874	15,977	17,910	19,976	19,907
OREO	1,362	1,391	2,435	1,503	1,280
Total nonperforming assets - Core Bank(1)	$18,236	$17,368	$20,345	$21,479	$21,187

Delinquent Loans:
Delinquent loans - Core Bank(1)	$5,952	$6,821	$8,050	$10,187	$8,408
Delinquent loans - RPG(8)	10,211	2,137	664	419	4,129
Total delinquent loans - Total Company	$16,163	$8,958	$8,714	$10,606	$12,537

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.46%	0.42%	0.47%	0.54%	0.59%
Nonperforming assets to total loans (including OREO)	0.49	0.46	0.53	0.58	0.63
Nonperforming assets to total assets	0.39	0.36	0.42	0.46	0.50
Allowance for loan and lease losses to total loans	1.14	0.86	0.80	0.79	0.94
Allowance for loan and lease losses to nonperforming loans	249	205	169	147	158
Delinquent loans to total loans(7)(8)	0.44	0.24	0.23	0.29	0.37
Net charge-offs to average loans (annualized)	0.31	0.27	0.15	0.46	0.15

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.46%	0.42%	0.47%	0.54%	0.60%
Nonperforming assets to total loans (including OREO)	0.50	0.46	0.53	0.58	0.63
Nonperforming assets to total assets	0.40	0.36	0.43	0.47	0.51
Allowance for loan and lease losses to total loans	0.76	0.74	0.72	0.73	0.78
Allowance for loan and lease losses to nonperforming loans	166	175	152	135	131
Delinquent loans to total loans(7)	0.16	0.18	0.21	0.28	0.25
Net charge-offs to average loans (annualized)	0.02	0.09	0.03	0.05	0.04

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of March 31, 2017, the Company was divided into four distinct operating segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking and Republic Processing Group (“RPG”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” activities. Correspondent Lending operations and the Company’s national branchless banking platform, MemoryBank, are considered part of Traditional Banking. The RPG segment includes the following divisions: Tax Refund Solutions (“TRS”), Republic Credit Solutions (“RCS”) and Republic Payment Solutions (“RPS”). TRS generates the majority of RPG’s income, with the relatively smaller divisions of RPG, RCS and RPS, considered immaterial for separate and independent segment reporting. All divisions of the RPG segment operate through the Bank.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Segment:	Nature of Operations:	Primary Drivers of Net Revenues:

Core Banking:
Traditional Banking	Provides traditional banking products to clients primarily in its market footprint via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.	Loans, investments and deposits

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in its market footprint.	Loan sales and servicing

Republic Processing Group	The TRS division facilitates the receipt and payment of federal and state tax refund products. The RPS division offers general purpose reloadable cards. The RCS division offers short-term credit products. RPG products are primarily provided to clients outside of the Bank’s market footprint.	Refund transfers and unsecured small-dollar, consumer loans

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2016 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is allocated to the Traditional Banking segment. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release (continued)

Segment information for the three months ended March 31, 2017 and 2016 follows:

	Three Months Ended March 31, 2017
	Core Banking
	Traditional	Warehouse	Mortgage	Total	Republic	Total
(dollars in thousands)	Banking	Lending	Banking	Core Banking	Processing Group	Company

Net interest income	$32,661	$3,900	$67	$36,628	$19,810	$56,438

Provision for loan and lease losses	467	(226)	-	241	12,110	12,351

Net refund transfer fees	-	-	-	-	15,382	15,382
Mortgage banking income	-	-	1,160	1,160	-	1,160
Program fees	-	-	-	-	1,091	1,091
Other noninterest income	6,521	6	13	6,540	750	7,290
Total noninterest income	6,521	6	1,173	7,700	17,223	24,923

Total noninterest expenses	30,090	777	1,215	32,082	6,857	38,939

Income before income tax expense	8,625	3,355	25	12,005	18,066	30,071
Income tax expense	2,262	1,227	9	3,498	6,556	10,054
Net income	$6,363	$2,128	$16	$8,507	$11,510	$20,017

Segment end-of-period assets	$4,017,173	$493,127	$15,080	$4,525,380	$139,412	$4,664,792

Net interest margin	3.30%	3.57%	NM	3.33%	NM	4.99%

	Three Months Ended March 31, 2016
	Core Banking
	Traditional	Warehouse	Mortgage	Total	Republic	Total
(dollars in thousands)	Banking	Lending	Banking	Core Banking	Processing Group	Company

Net interest income	$28,608	$2,655	$32	$31,295	$8,139	$39,434

Provision for loan and lease losses	480	18	-	498	4,688	5,186

Net refund transfer fees	-	-	-	-	17,078	17,078
Mortgage banking income	-	-	1,261	1,261	-	1,261
Program fees	-	-	-	-	319	319
Other noninterest income	6,110	5	92	6,207	56	6,263
Total noninterest income	6,110	5	1,353	7,468	17,453	24,921

Total noninterest expenses	24,875	695	1,240	26,810	5,731	32,541

Income before income tax expense	9,363	1,947	145	11,455	15,173	26,628
Income tax expense	2,613	723	51	3,387	5,506	8,893
Net income	$6,750	$1,224	$94	$8,068	$9,667	$17,735

Segment end-of-period assets	$3,711,315	$393,532	$12,965	$4,117,812	$128,953	$4,246,765

Net interest margin	3.08%	3.63%	NM	3.12%	NM	3.78%

Republic Bancorp, Inc. Financial Information
First Quarter 2017 Earnings Release (continued)

(1)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(2)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin and net interest spread. The amount of loan fee income included in total interest income per quarter was as follows: $21.3 million (quarter ended March 31, 2017); $5.9 million (quarter ended December 31, 2016); $4.8 million (quarter ended September 30, 2016); $3.7 million (quarter ended June 30, 2016); and $9.8 million (quarter ended March 31, 2016).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $14.2 million and $5.2 million for the quarters ended March 31, 2016 and 2015. EAs are only offered during the first two months of each year.

(3)

The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

		Quarterly Comparison
	(dollars in thousands, except per share data)	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
	Total stockholders' equity (a)	$620,664	$604,406	$600,560	$595,023	$591,557
	Less: Goodwill	16,300	16,300	16,300	16,313	10,168
	Less: Mortgage servicing rights	5,158	5,180	5,338	4,998	4,891
	Less: Core deposit intangible	1,017	1,070	1,121	1,171	-
	Tangible stockholders' equity (c)	$598,189	$581,856	$577,801	$572,541	$576,498

	Total assets (b)	$4,664,792	$4,816,309	$4,827,277	$4,646,922	$4,246,765
	Less: Goodwill	16,300	16,300	16,300	16,313	10,168
	Less: Mortgage servicing rights	5,158	5,180	5,338	4,998	4,891
	Less: Core deposit intangible	1,017	1,070	1,121	1,171	-
	Tangible assets (d)	$4,642,317	$4,793,759	$4,804,518	$4,624,440	$4,231,706

	Total stockholders' equity to total assets (a/b)	13.31%	12.55%	12.44%	12.80%	13.93%
	Tangible stockholders' equity to tangible assets (c/d)	12.89%	12.14%	12.03%	12.38%	13.62%

	Number of shares outstanding (e)	20,858	20,860	20,862	20,862	20,904

	Book value per share (a/e)	$29.76	$28.97	$28.79	$28.52	$28.30
	Tangible book value per share (c/e)	28.68	27.89	27.70	27.44	27.58

(4)

The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls and impairment of investment securities, if applicable.

(5)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(6)	FTEs – Full-time-equivalent employees.

(7)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(8)

Delinquent loans for the RPG segment include $8.4 million and $3.9 million of EAs at March 31, 2017 and March 31, 2016. EAs were only offered during the first two months of 2017 and 2016 and do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are generally charged-off by the end of the second quarter of each year.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer